EXHIBIT 10.23

Changes to Annual Retainer Fees for Chairs of Certain Committees
of the Board of Directors of AK Steel Holding Corporation

On January 24, 2013, the Board of Directors (the “Board”) of AK Steel Holding Corporation (the “Company”), upon the recommendation of the Nominating and Governance Committee, approved certain changes to the annual retainer fees for the Chairs of the Audit, Management Development and Compensation, and Finance Committees of the Board.  The Board approved a $5,000 increase for the Chair of the Audit Committee, from $15,000 to $20,000, a $5,000 increase for the Chair of the Finance Committee, from $5,000 to $10,000, and a $2,500 increase for the Chair of the Management Development and Compensation, from $12,500 to $15,000.  These changes were made effective January 1, 2013.  The annual retainer fees for the Chairs of the Nominating and Governance and the Public and Environmental Issues Committees and all other aspects of the non-employee Director compensation program remain as disclosed in the Company's Proxy Statement for its 2012 Annual Meeting of Stockholders, as filed with the Securities and Exchange Commission on April 9, 2012.